Exhibit 10.1

FORM OF

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement is dated as of _________, 20__ (the “Agreement”) by and among Taronis Fuels, Inc., a Delaware corporation (ticker: TRNF) (the “Company”), and the individual(s) and/or entity(ies) who become parties to this Agreement by executing and delivering a Note Purchase Agreement Signature Page in the form of Exhibit A hereto in accordance with Section 2 hereof (each a “Purchaser” and, collectively, the “Purchasers”).

In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1. Authorization; Sale of Notes.

1.1 Authorization. The Company has duly authorized the sale and issuance, pursuant to the terms of this Agreement of Convertible Promissory Notes in the form attached hereto as Exhibit B in the aggregate principal amount of up to $________ (each a “Note” and, collectively, the “Notes”).

1.2 Use of Proceeds. The Company will use the proceeds from the sale of the Notes for working capital and other operational expenses, as well as potentially pay down higher cost debt or make acquisitions.

2. Closing. Subject to the terms and conditions of this Agreement, the closing (the “Closing”) of the sale and purchase of Notes under this Agreement shall take place remotely via the exchange of documents and signatures on the date hereof (the date of such Closing, the “Closing Date”). At the Closing, the Company shall deliver a Note to each Purchaser participating in the Closing in the original principal amount set forth next to such Purchaser’s name on its signature page hereto, and each Purchaser shall pay to the Company the purchase price therefor, which shall be equal to such original principal amount.

3. Certain Terms of the Notes.

3.1 Maturity. Each Note shall be due and payable on the earlier of (i) on or after ____________, 20__ (the “Maturity Date”) or (ii) the occurrence of an Event of Default (as defined below).

3.2 Interest. The principal balance of the Notes will bear simple interest at a rate of One Percent (1%) per annum payable in cash.

3.3 Payments. Any payments on the Notes will be made in proportion to the outstanding principal amount each such Note represents relative to the aggregate outstanding principal amount of all Notes. The Company shall not prepay any portion of the Notes without the prior written consent of each Purchaser.

3.4 Conversion; Sale of Company.

(a) Conversion Price. The conversion price shall be the lower of (i) Seven Dollars ($7.00) per share of the Company’s common stock, $0.000001 par value per share (“Common Stock”), or (ii) 85% of the price to the public in an underwritten offering of Common Stock that occurs substantially concurrently with an initial listing of the Common Stock on any of the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (such underwritten offering, the “Uplisting Offering”), in each case subject to the anti-dilution adjustments set forth in Section 4 (the “Conversion Price”).

(b) Upon a Sale of the Company. The Company shall notify the holders of then outstanding Notes of the closing of a Company Sale (as defined below) at least fifteen (15) days prior to the expected closing of such Company Sale. Upon the closing of such Company Sale, each Purchaser shall have the right, but not obligation, to convert in whole or in part of the Note plus all accrued and unpaid interest thereon to the date of such conversion. A “Company Sale” shall occur upon the sale, conveyance, or other disposition of majority of the Company’s assets or the Company’s merger with or into, or consolidation with, any other entity (other than a wholly-owned subsidiary of the Company) or any other transaction or series of related transactions as a result of which less than fifty percent (50%) of the voting power of the surviving entity (or, if the surviving entity is a wholly-owned subsidiary of another entity, the ultimate parent of the surviving entity) is held by persons that are stockholders of the Company as of immediately prior to such event; provided, however, that a merger effected exclusively for the purpose of changing the domicile of the Company shall not be deemed to be a Company Sale; and provided, further, that the term “Company Sale” shall not apply to equity financings primarily for capital-raising purposes.

3.5 Effect of Conversion, Etc. Upon conversion of any Note pursuant to this Section 3, provided that the securities issued upon such conversion are duly and validly issued and are nonassessable, the Company will be forever released and discharged from all of its obligations and liabilities under such Note, including without limitation the obligation to pay the principal amount and accrued interest. No fractional shares shall be issuable by the Company upon conversion of any Note. In lieu of any fractional share which would otherwise be issuable upon conversion of any Note, the Company shall pay to the holder of such Note an amount in cash equal to the product of such fraction multiplied by the applicable conversion price. Upon conversion of each Note, the holder thereof shall surrender such Note, duly endorsed, at the principal offices of the Company. Following such surrender, the Company will, at its expense, issue and deliver to such holder a certificate or certificates for the securities to which such holder is entitled as a result of such conversion and pay, or cause to be paid, to such holder for any cash amounts payable in lieu of any fractional share in accordance with this Section 3.5.

3.6 Events of Default. Each of the following shall constitute an “Event of Default,” unless waived in writing by the Purchasers:

(a) the failure by the Company to pay any amount due hereunder within 21 days of the due date thereof;

(b) a material breach of any covenant contained in the Notes or other debt obligations of the Company; or

(c) the appointment of a receiver of any property, the assignment or trust mortgage for the benefit of creditors, the commencement of any kind of insolvency proceedings under any bankruptcy or other law relating to the relief of debtors, or the entry of an order for relief with respect to the Company in any proceeding pursuant to the United States Bankruptcy Code, as amended.

4. Anti-dilution Adjustments. The Conversion Price, and the number and type of securities to be received upon conversion of this Note, shall be subject to adjustment as follows:

4.1 Common Stock Dividend, Subdivision, Combination, Share Split, Recapitalization or Reclassification of Common Stock. In the event that the Company shall at any time or from time to time prior to the conversion or payment of this Note, effect a subdivision or combination of its outstanding Common Stock or in the event of a reclassification, recapitalization, share split, share combination, bonus issue or other distribution payable in securities of the Company or any other Person, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be proportionally adjusted (and any other appropriate actions shall be taken by the Company) so that the Purchasers shall be entitled to receive the number of shares of Common Stock or other securities of the Company that the Purchasers would have owned or would have been entitled to receive upon or by reason of any of the events described above, had this Note been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 4.1 shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination, reclassification, recapitalization or share split, to the close of business on the day upon which such corporate action becomes effective.

4.2 Other Changes. If the Company at any time or from time to time, prior to the conversion of this Note, shall take any action affecting its Common Stock or share capital similar to or having an effect similar to any of the actions described in Section 4.1, then, and in each such case, the Conversion Price shall be adjusted in such manner as would be equitable in the circumstances.

4.3 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Purchaser a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

4.4 No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Purchasers against impairment.

4.5 Cash Distributions. In the event that the Company shall at any time or from time to time prior to the conversion or payment of the Note declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company’s stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the holder of the Note shall be entitled, concurrently with the payment of such Distribution to the Company’s stockholders, to receive the amount of such assets which would have been payable to the holder of the Note with respect to the shares of Common Stock issuable upon conversion of the Note had the holder of the Note been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution.

5. Representations and Warranties of the Company. The Company represents and warrants to each Purchaser as of the date of this Agreement that:

5.1 Corporate Organization and Authority. The Company:

(a) is a corporation duly organized, validly existing, and in good standing in the State of Delaware; and

(b) has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

5.2 Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell and issue the Notes hereunder, and to carry out and perform its obligations under the terms of the Agreement.

5.3 Due Execution. The execution and delivery of this Agreement and the Notes by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement and the Notes to be issued hereunder have been duly executed and delivered by the Company and constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors’ rights and laws concerning equitable remedies.

5.4 Compliance with Laws. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, the violation of which would have a material adverse effect on the Company or its business.

6. Representations, Warranties, and Covenants of each Purchaser. Each Purchaser represents and warrants to and covenants with the Company as follows as of the Closing Date:

6.1 Authorization. When executed and delivered by the Purchaser, and assuming execution and delivery by the Company, this Agreement will constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors’ rights and laws concerning equitable remedies.

6.2 Brokers and Finders. The Purchaser has not retained any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement.

6.3 Investment. The Purchaser is acquiring the Note for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof. The Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Note. By executing this Agreement, the Purchaser further represents that it has no contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to the Note.

6.4 Experience; Etc. The Purchaser represents that he, she or it: (a) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of a prospective investment in the Note being purchased by the Purchaser; (b) has received all the information requested from the Company that might be necessary or appropriate for deciding whether to obtain the Note; (c) has had the opportunity to discuss the Company’s business, management, and financial affairs with the Company’s management; (d) has the ability to bear the economic risks of this investment; and (e) is able, without materially impairing its financial condition, to hold the Note and shares of Common Stock issuable upon conversion of the Note (collectively, the “Securities”) for an indefinite period of time and to suffer a complete loss on this investment.

6.5 No Reliance. The Purchaser has not relied upon any representation or warranty by the Company or its representatives in connection with the transactions contemplated hereby other than those set forth in this Agreement.

6.6 Accredited Investor. The Purchaser hereby represents that he, she or it qualifies as an Accredited Investor, as such term is defined in Rule 501(a) of Regulation D (or any successor provision or amendment thereto) promulgated under the Securities Act (an “Accredited Investor”).

6.7 “Bad Actor” Disqualification. The Purchaser hereby represents that neither it nor any of its affiliates or other related parties is a “bad actor,” as defined in Rule 506(d) promulgated under the Securities Act.

7. Legends and Restrictions on Transfer.

7.1 Securities Act. The Securities shall bear such restrictive legends as the Company and the Company’s counsel deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, a legend substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY AND ANY SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR REGISTERED OR QUALIFIED UNDER THE SECURITIES OR “BLUE SKY” LAWS OF ANY JURISDICTION. SUCH SECURITIES AND ANY SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT AND THE REGISTRATION, QUALIFICATION AND FILING REQUIREMENTS OF ALL APPLICABLE JURISDICTIONS HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, THAT THE PROPOSED TRANSACTION WILL BE EXEMPT FROM REGISTRATION, QUALIFICATION AND FILING IN ALL SUCH JURISDICTIONS.”

7.2 No Transfer. No Purchaser may sell or transfer any Note other than to an affiliate of such Purchaser without the prior written consent of the Company.

8. Miscellaneous.

8.1 Successors and Assigns. This Agreement shall not be assignable by any party without the written consent of the others; provided, that a merger or consolidation to which the Company is a party shall be deemed not be an assignment requiring consent; and provided, further, that the Company may assign this Agreement without the consent of the other parties hereto to any individual or entity that acquires control of the stock or all or substantially all of the assets or business of the Company. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.2 Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Closing.

8.3 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

8.4 Governing Law; Jurisdiction; Venue. This Agreement, and all matters arising directly and indirectly herefrom (“Covered Matters”), shall be governed in all respects by the laws of the state of Delaware. Each of the parties hereto irrevocably submits to the personal jurisdiction of the courts of the state of Delaware and the United States District Court for the District of Delaware for the purpose of any suit, action, proceeding or judgment relating to or arising out of the Covered Matters. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

8.5 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, sent by overnight courier, e-mail, or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

(a) If to the Company:

Taronis Fuels, Inc.

24980 N. 83rd Avenue, Suite 100

Peoria, AZ 85383

Attn:

E-mail:

(b) If to a Purchaser, at the address set forth next to the Purchaser’s name on the signature page hereto, or, in either case, at such other address for a party as such party may have furnished in writing in accordance with this Section 8.5.

Notices provided in accordance with this Section 8.5 shall be deemed delivered (i) upon personal delivery with signature required, (ii) one Business Day after they have been sent to the recipient by reputable overnight courier service (charges prepaid and signature required), (iii) upon confirmation of successful transmission of a facsimile message containing such notice if sent before 5 p.m., local time of the recipient, on any Business Day, and as of 9 a.m. local time of the recipient on the next Business Day if sent thereafter or on a day that is not a Business Day, (iv) if sent via e-mail, upon receipt if sent before 5 p.m., local time of the recipient, on any Business Day, and as of 9 a.m. local time of the recipient on the next Business Day if sent thereafter or on a day that is not a Business Day, or (v) three Business Days after deposit in the United States mail. The term “Business Day” as used in this Section 8.5 shall mean any day other than Saturday, Sunday or a day on which banking institutions are not required to be open in the State of Delaware.

8.6 Complete Agreement. This Agreement (including its Exhibits) constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, written and oral, relating to such subject matter.

8.7 Withholdings. The Company shall be entitled to deduct and withhold from any payments on the Notes such amount, if any, as Company determines in good faith is required to be deducted and withheld with respect to the making of such payment under applicable tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the Note in respect of which such deduction and withholding was made. The Company shall provide the holder of the Note with any information or documentation relating to any such withholdings requested by such holder.

8.8 Amendments and Waivers. This Agreement and the corresponding terms of each Note may be amended, modified, or terminated, and the observance of any term of this Agreement may be waived, with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Purchasers; provided, that no such amendment, modification or waiver shall be effective to the extent such amendment, modification or waiver adversely affects the rights of any holder of a Note in a manner different from those of such consenting holders (other than differences related to the different principal amounts or issue dates of the Notes) without the consent of each such differently affected holder; and provided, further, that consent by the Purchasers shall not be required for the addition of additional Purchasers as parties to this Agreement. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

8.9 Further Assurances. The parties agree to execute such further instruments and to take such further actions as may reasonably be necessary to carry out the intent of this Agreement.

8.10 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, and all of which together shall for all purposes constitute one and the same Agreement. A signature of any party to this Agreement transmitted by facsimile, electronic mail (including pdf) or other electronic means shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.11 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

8.12 Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties. Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

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IN WITNESS WHEREOF, the undersigned has executed this Note Purchase Agreement as of the date set forth above.

TARONIS FUELS, INC.

By:
Name:
Title:

Signature Page to Note Purchase Agreement

Exhibit A

Note Purchase Agreement Signature Page

By execution and delivery of this signature page, the undersigned hereby agrees that he, she, or it is a Purchaser, as defined in that certain Note Purchase Agreement (the “Purchase Agreement”) by and among Taronis Fuels, Inc., a Delaware corporation (the “Company”), and the Purchasers (as defined in the Purchase Agreement), dated as of ____________, acknowledges having read the representations in the Purchase Agreement contained in the section entitled “Representations, Warranties, and Covenants of each Purchaser,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser.

Executed, in counterpart, as of the date set forth below.

Print Name of Purchaser (Individual or Entity)

Signature of Purchaser or Authorized Agent

Print Name of Authorized Agent (If Entity)

Title of Authorized Agent (If Entity)

Date:

Amount Invested: $

Address:

Email Address:

Signature Page to Note Purchase Agreement

Exhibit B

Form of Convertible Note

See attached.

THE SECURITIES REPRESENTED HEREBY AND ANY SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR REGISTERED OR QUALIFIED UNDER THE SECURITIES OR “BLUE SKY” LAWS OF ANY JURISDICTION. SUCH SECURITIES AND ANY SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT AND THE REGISTRATION, QUALIFICATION AND FILING REQUIREMENTS OF ALL APPLICABLE JURISDICTIONS HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, THAT THE PROPOSED TRANSACTION WILL BE EXEMPT FROM REGISTRATION, QUALIFICATION AND FILING IN ALL SUCH JURISDICTIONS.

CONVERTIBLE PROMISSORY NOTE

$______________	______________, 20__

FOR VALUE RECEIVED, Taronis Fuels, Inc., a Delaware corporation (the “Company”) hereby promises to pay to the order of ______________________ (the “Holder”), the principal amount of _______________________ Dollars ($________) on the Maturity Date.

This Note is one of a series of Notes that are being issued pursuant to a Note Purchase Agreement dated as of _________, 20__, by and among the Company and the investors named therein, including the Holder (as it may be amended from time to time, the “Purchase Agreement”). Capitalized terms used herein but not otherwise defined shall have the meaning given to such terms in the Purchase Agreement. Each Note ranks equally and ratably with the other Notes without priority over one another. No payment shall be made hereunder unless payment is made with respect to the other Notes in an amount which bears the same ratio to the then unpaid principal and accrued but unpaid interest on such other Notes as the payment made hereon bears to the then unpaid principal and accrued but unpaid interest under this Note.

1. Interest. The principal balance of this Note outstanding from time to time shall bear simple interest at the applicable interest rate specified in the Purchase Agreement. Such interest shall accrue and shall be due and payable annually, at the anniversary date of the date of issuance of this Note each year.

2. Payments. Payment of principal and interest shall be made in lawful money of the United States of America at the address of the Holder set forth below, or at such other place as the holder hereof shall have designated to the Company in writing.

3. Events of Default. Upon the occurrence of any Event of Default, the entire unpaid principal balance of this Note and all unpaid accrued interest hereunder shall become immediately due and payable without notice or demand.

4. Conversion.

4.1 Voluntary Conversion. At any time prior to the Maturity Date (or any time after the Maturity Date if this Note remains outstanding), the Holder shall be entitled, by written notice to the Company, to convert the outstanding principal balance and unpaid accrued interest on this Note, in whole or in part, into shares of the Company’s Common Stock, at the Conversion Price.

4.2 Mandatory Conversion. Upon the closing of an Uplisting Offering, the entire outstanding principal balance and all unpaid accrued interest on this Note shall automatically convert into shares of the Company’s Common Stock at the Conversion Price. The Company shall notify in writing the Holder of this Note of such mandatory conversion and the number of shares of the Company’s Common Stock into which the outstanding principal balance and unpaid accrued interest on this Note is then convertible.

4.3. Conversion Price. The outstanding principal balance and unpaid accrued interest on this Note shall be convertible into shares of the Company’s Common Stock at the Conversion Price specified in the Purchase Agreement, subject to the anti-dilution adjustments specified in the Purchase Agreement.

4.4. Company Sale. Upon the closing of a Company Sale, the Holder shall be entitled to convert the outstanding principal balance and unpaid accrued interest on this Note as more fully described in the Purchase Agreement.

5. New Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, the Company will issue a new promissory note, of like tenor and amount and dated the original date of this Note, in lieu of such lost, stolen, destroyed or mutilated Note, and in such event the holder thereof shall indemnify and hold harmless the Company in respect of any such lost, stolen, destroyed or mutilated Note.

6. Miscellaneous.

6.1. The undersigned and every endorser or guarantor of this Note, regardless of the time, order or place of signing, waives presentment, demand, protest and notice of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral available to the Holder, if any, and to the additions or releases of any other parties or persons primarily or secondarily liable.

6.2. The provisions of this Note shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware, without regard to its principles of conflicts of laws.

6.3. Notwithstanding anything herein to the contrary, payment of any interest, expense or other amount shall not be required if such payment would be unlawful. In any such event, this Note shall automatically be deemed amended so that interest charges and all other payments required hereunder, individually and in the aggregate, shall be equal to but not greater than the maximum permitted by law.

6.4. This Note may be amended or modified, and any provision of this Note may be waived, only with the written consent of the Company and (a) the holder hereof, or (b) the Purchasers; provided, that in the case of clause (b), no such amendment, modification or waiver shall be effective without the written consent of the holder hereof to the extent such amendment, modification or waiver adversely affects the rights of the holder of this Note in a manner different from those of the holders of the other Notes (other than differences related to the different principal amounts or issue dates of the Notes). Any amendment effected in accordance with the immediately preceding sentence shall be binding upon the Company, the Holder and each transferee of this Note.

6.5. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

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IN WITNESS WHEREOF, the undersigned has executed this Convertible Promissory Note as an instrument under seal as of the date first above written.

TARONIS FUELS, INC.

By:
Name:
Title:

Signature Page to Convertible Promissory Note